Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

      We hereby consent to the incorporation by the reference in the Registration Statements on Form S-8 (Nos. 333-109585 and 333-114769) of Guardian Technologies International, Inc., of our report dated April 11, 2004, relating to the consolidated financial statements which appear in this Form 10-KSB.


/s/ ARONSON & COMPANY
ARONSON & COMPANY
Rockville, Maryland
July 7,2004